Exhibit 99.1


Monterey Gourmet Foods, Inc.
1528 Moffett Street
Salinas, California 93905
831/753-6262

CONTACT:    Van Tunstall, Chairman of the Board of Directors
            Eric Eddings, CEO Ext. 118 erice@montereygourmetfoods.com
                                       ------------------------------
            Scott Wheeler, CFO, Ext. 141 scottw@montereygourmetfoods.com
                                         -------------------------------



FOR IMMEDIATE RELEASE

o CEO Jim Williams resigns as President and Chief Executive Officer, Eric Eddings named as successor

            SALINAS, CA (September 5, 2006) -- Monterey Gourmet Foods (NASDAQ:
PSTA) one of America's leading specialty food companies, today announced that Jim Williams has resigned as President, Chief Executive Officer and a member of the Board of Directors. Mr. Williams, who has been with the Company since October 2002, stated: "I am resigning my position as President and CEO of Monterey Gourmet Foods effective today primarily for personal reasons. I have committed to the Board of Directors that I will provide support to the organization in order to provide a smooth and seamless transition for the leadership of the Company."

            Mr. Eric Eddings, currently Senior Vice President and President of the Natural Foods Division for the Company, has assumed the responsibilities of President and Chief Executive Officer, effective September 5, 2006. Mr. Eddings joined Monterey Gourmet Foods in connection with its January 2004 acquisition of CIBO Naturals, where he served as Chief Operating Officer. His prior job responsibilities included General Manager of Dreyers Grand Ice Cream, and Vice President of Sales for Specialty Frozen Products LP, a large, privately held food Company in Seattle, Washington.

            Mr. Williams commented, "Eric Eddings is a great choice to succeed me. He has done an excellent job in growing our Natural Foods Division and leading the club store development efforts.

            Mr. Van Tunstall, Chairman of the Board of Directors, commented on Mr. Williams' service with the Company, "The Board wants to thank Jim for his leadership in growing and diversifying the Company over the last four years. We wish him well in whatever future career path he chooses."

            Regarding Mr. Eddings qualifications, Mr. Tunstall commented, "We are fortunate that Eric Eddings has been part of our team for the last two plus years. Eric is a proven performer in sales and operations both within Monterey Gourmet Foods and within other specialty food companies. Over the years, Eric has consistently delivered on his commitments and is an excellent team leader. In addition, Eric has developed a close working relationships with our key customers at all levels of their organizations. We are looking forward to having Eric lead the Company's team."

            Monterey Gourmet Foods manufactures USDA inspected, fresh gourmet refrigerated food products at its integrated 143,000 square foot corporate headquarters, distribution, and manufacturing facilities in Salinas, (Monterey County) California, Seattle, Washington, and Eugene, Oregon. Monterey Gourmet Foods has national distribution of its products in over 10,000 retail and club stores throughout the United States and selected regions of Canada, the Caribbean, Latin America, and Asia Pacific.

            This press release contains forward-looking statements concerning the effect of Monterey Gourmet Foods' corporate acquisitions and product innovations on projected sales for future periods. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the Company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Monterey Gourmet Foods' actual results to differ from such forward-looking statements are the following: (i) the process associated with the integrations of Sonoma Foods and Casual Gourmet operations, processes, and products, (ii) a significant reduction of sales to two major customers currently comprising a majority of total revenues, (iii) the retention of newly acquired customers including achieving volume projections for these new customers, (iv) the Company's ability to achieve improved production efficiencies in connection with the introduction of its new items, (v) the timely and cost-effective introduction of new products in the coming months, (vi) retention of key personnel and retention of key management, (vii) the risks inherent in food production, (viii) intense competition in the market in which the Company competes and (ix) Monterey Gourmet Foods' ability to source competitively priced raw materials to achieve historical operating margins. In addition, the Company's results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes, and laws and regulations in markets where the Company competes.

            The Company has provided additional information regarding risks associated with the business in the Company's Annual Report on Form 10-K for fiscal 2005, its Proxy Statement filed April 21, 2006, and Form 10-Q filed March 31, 2006. The Company undertakes no obligation to update or revise publicly, any forward-looking statements whether as a result of new information, future events or otherwise.

                                    ***End***

                                       2